Exhibit 107

Calculation of Filing Fee Tables

           S-1

(Form Type)

_________DIAMIR BIOSCIENCES CORP.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

			Fee		Proposed	Proposed
			Calculation		Maximum	Maximum
		Security	or Carry		Offering	Aggregate		Amount of
	Security	Class	Forward	Amount	Price Per	Offering		Registration
	Type	Title	Rule	Registered	Unit	Price(1)	Fee Rate	Fee
	Equity	Common Stock, par value $0.001 per share	Rule 457(o)		$	$6,900,000	0.00014760	$1,018.44
Fees to	Equity	Representative’s warrants(2)	Rule 457(g)	–	–	–	–	–
Be Paid	Equity	Common Stock underlying the representative’s warrants(3)	Rule 457(o)		$	$345,000	0.00014760	$50.92
	Equity	Common Stock, par value $0.001 per share(4)	Rule 457(o)	444,088	$15.54	$6,901,127.52	0.00014760	$1,018.61
	Total Offering Amounts					$14,146,127.52	0.00014760	$2,087.97
	Total Fees Previously Paid							$0
	Total Fee Offset							$0
	Net Fee Due							$2,087.97

(1)	Estimated solely for the purpose of determining the amount of registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”). Includes an additional 15% related to the exercise in full of the over-allotment option by the underwriters.

(2)	In accordance with Rule 457(g) under the Securities Act, because the Registrant’s common stock underlying the representative’s warrants are registered hereby, no separate registration fee is required with respect to the warrants registered hereby.

(3)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act of 1933, as amended, based on an estimated proposed maximum aggregate offering price of the Representative’s warrants of $345,000 (5% of $6,900,000). Assumes the full exercise of the underwriter’s over-allotment option.

(4)

This registration statement also covers the resale of 444,088 shares of common stock by the selling stockholders as named in the registration statement. Assumes an offering price per share of $15.54, which is estimated solely for purposes of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended. Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transactions.